Exhibit 1(a)

PRICING AGREEMENT

March 29, 2007

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

As Representatives of the

several Underwriters named

in Schedule I hereto

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 19, 2006 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement (it being understood that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives named in Schedule II hereto (the “Representatives”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including, for the avoidance of doubt, a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

1

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amounts of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

WAL-MART STORES, INC.

By:	/s/ Charles M. Holley, Jr.
Name:	Charles M. Holley, Jr.
Title:	Executive Vice President, Finance and Treasurer

3

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Marc Fratepietro
Name:	Marc Fratepietro
Title:	Managing Director

By:	/s/ David Greenbaum
Name:	David Greenbaum
Title:	Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Vice President

LEHMAN BROTHERS INC.

By:	/s/ Allen B. Cutler
Name:	Allen B. Cutler
Title:	Managing Director

For themselves and as Representatives of the several

Underwriters named in Schedule I hereto

4

SCHEDULE I

Underwriter	Principal Amount of 5.000% Notes Due 2012 to be Purchased	Principal Amount of 5.375% Notes Due 2017 to be Purchased	Principal Amount of 5.875% Notes Due 2027 to be Purchased
Deutsche Bank Securities Inc.	$100,000,000	$200,000,000	$150,000,000
J.P. Morgan Securities Inc.	100,000,000	200,000,000	150,000,000
Lehman Brothers Inc.	100,000,000	200,000,000	150,000,000
Credit Suisse Securities (USA) LLC	25,000,000	50,000,000	37,500,000
Citigroup Global Markets Inc.	25,000,000	50,000,000	37,500,000
Goldman, Sachs & Co.	25,000,000	50,000,000	37,500,000
UBS Securities LLC	25,000,000	50,000,000	37,500,000
Mizuho Securities USA Inc.	15,000,000	30,000,000	22,500,000
Wachovia Capital Markets, LLC	15,000,000	30,000,000	22,500,000
Banc of America Securities LLC	15,000,000	30,000,000	22,500,000
Standard Chartered Bank	7,500,000	15,000,000	11,250,000
HSBC Securities (USA) Inc.	7,500,000	15,000,000	11,250,000
Mitsubishi UFJ Securities International plc	5,000,000	10,000,000	7,500,000
Dresdner Kleinwort Securities LLC	5,000,000	10,000,000	7,500,000
Daiwa Securities America Inc.	5,000,000	10,000,000	7,500,000
TD Securities (USA) LLC	5,000,000	10,000,000	7,500,000
Santander Investment Securities Inc.	5,000,000	10,000,000	7,500,000
Muriel Siebert & Co., Inc.	5,000,000	10,000,000	7,500,000
Guzman & Company	5,000,000	10,000,000	7,500,000
CastleOak Securities, L.P.	5,000,000	10,000,000	7,500,000

TOTAL	$500,000,000	$1,000,000,000	$750,000,000

SCHEDULE I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

5.000% Notes Due 2012 (the “2012 Notes”);

5.375% Notes Due 2017 (the “2017 Notes”); and

5.875% Notes Due 2027 (“2027 Notes” and, together with the 2012 Notes and the 2017 Notes, the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

In the case of the 2012 Notes, $500,000,000;

in the case of the 2017 Notes, $1,000,000,000; and

in the case of the 2027 Notes, $750,000,000.

PRICE TO PUBLIC:

In the case of the 2012 Notes, 99.646% of the principal amount of the 2012 Notes, plus accrued interest, if any, from April 5, 2007;

in the case of the 2017 Notes, 99.626% of the principal amount of the 2017 Notes, plus accrued interest, if any, from April 5, 2007; and

in the case of the 2027 Notes, 99.813% of the principal amount of the 2027 Notes, plus accrued interest, if any, from April 5, 2007.

PURCHASE PRICE TO UNDERWRITERS:

In the case of the 2012 Notes, 99.296% of the principal amount of the 2012 Notes, plus accrued interest, if any from April 5, 2007; and the selling concession shall be 0.200% and the reallowance concession shall be 0.100%, in each case, of the principal amount of the 2012 Notes;

in the case of the 2017 Notes, 99.176% of the principal amount of the 2017 Notes, plus accrued interest, if any from April 5, 2007; and the selling concession shall be 0.250% and the reallowance concession shall be 0.125%, in each case, of the principal amount of the 2017 Notes; and

in the case of the 2027 Notes, 98.938% of the principal amount of the 2027 Notes, plus accrued interest, if any from April 5, 2007; and the selling concession shall be 0.500% and the reallowance concession shall be 0.250%, in each case, of the principal amount of the 2027 Notes.

SCHEDULE II - Page 1

INDENTURE:

Indenture dated as of July 19, 2005, between the Company and The Bank of New York Trust Company, N.A., as Trustee, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

MATURITY:

In the case of the 2012 Notes, April 5, 2012;

in the case of the 2017 Notes, April 5, 2017; and

in the case of the 2027 Notes, April 5, 2027.

INTEREST RATE:

In the case of the 2012 Notes, 5.000% from and including April 5, 2007;

in the case of the 2017 Notes, 5.375% from and including April 5, 2007; and

in the case of the 2027 Notes, 5.875% from and including April 5, 2007.

INTEREST PAYMENT DATES:

April 5 and October 5 of each year, beginning on October 5, 2007, in the case of all of the Designated Securities.

INTEREST PAYMENT RECORD DATES:

April 1 and October 1 of each year, in the case of all of the Designated Securities.

REDEMPTION PROVISIONS:

No mandatory redemption provisions.

The Company may, at its option, redeem the Designated Securities upon the occurrence of certain events relating to U.S. taxation as described under the caption “Description of the Debt Securities–Redemption upon Tax Event” in the Prospectus dated December 21, 2005 (the “Base Prospectus”) and under the caption “Description of the Notes–Redemption upon Tax Event” in the Prospectus Supplement dated the date hereof relating to the Designated Securities (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

SINKING FUND PROVISIONS:

None.

SCHEDULE II - Page 2

OTHER PROVISIONS:

As to be set forth in the Prospectus.

TIME OF DELIVERY:

10:00 a.m. (New York time), April 5, 2007, in the case of all of the Designated Securities.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10010

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

ADDRESSES FOR NOTICES:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York

Attention: Debt Capital Markets

Fax: 212-797-2202

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10010

Attention: Investment Grade Syndicate Desk

Fax: 212-834-6081

SCHEDULE II - Page 3

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Debt Capital Markets, Consumer Retail Group

(with a copy to the General Counsel)

Fax: 646-834-8133

APPLICABLE TIME

(For purposes of Sections 2(d) and 8(c) of the Underwriting Agreement):

5:30 p.m., March 29, 2007 (New York time), in the case of all of the Designated Securities.

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated March 29, 2007, substantially in the form of Annex I hereto.

OTHER MATTERS:

(A)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Designated Securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. The expression an “offer of the Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

SCHEDULE II - Page 4

(B)	Each Underwriter hereby represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

(C)	Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Designated Securities by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Designated Securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

(D)	The Designated Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each Underwriter hereby represents and agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(E)

Each Underwriter hereby represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in

SCHEDULE II - Page 5

accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Designated Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Designated Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(F)	Each Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Designated Securities directly or indirectly or distribute the Prospectus or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the Underwriting Agreement and the Pricing Agreement.

(G)	The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

(2)	the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning certain terms of the offering by the Underwriters;

(3)	the fourth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters;

(4)	the sixth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning the broker-dealer status of certain of the Underwriters; and

(5)	the fifteenth paragraph of text under the caption “Underwriting” in the Prospectus Supplement relating to market-making activity by the Underwriters.

SCHEDULE II - Page 6

ANNEX I

FINAL TERM SHEET

Dated March 29, 2007

WAL-MART STORES, INC.

$500,000,000 5.000% Notes Due 2012

$1,000,000,000 5.375% Notes Due 2017

$750,000,000 5.875% Notes Due 2027

Name of Issuer:	Wal-Mart Stores, Inc.

Title of Securities:	5.000% Notes Due 2012 (“2012 Notes”)
5.375% Notes Due 2017 (“2017 Notes”)
5.875% Notes Due 2027 (“2027 Notes”)

Aggregate Principal Amount:	$500,000,000 (2012 Notes)
$1,000,000,000 (2017 Notes)
$750,000,000 (2027 Notes)

Issue Price (Price to Public):	99.646% of principal amount (2012 Notes)
99.626% of principal amount (2017 Notes)
99.813% of principal amount (2027 Notes)

Maturity:	April 5, 2012 (2012 Notes)
April 5, 2017 (2017 Notes)
April 5, 2027 (2027 Notes)

Coupon (Interest Rate):	5.000% (2012 Notes)
5.375% (2017 Notes)
5.875% (2027 Notes)

Benchmark Treasury:	U.S. Treasury due February 29, 2012 (2012 Notes)
U.S. Treasury due February 15, 2017 (2017 Notes)
U.S. Treasury due February 15, 2036 (2027 Notes)

Spread to Benchmark Treasury:	55 basis points (0.55%) (2012 Notes)
78 basis points (0.78%) (2017 Notes)
103 basis points (1.03%) (2027 Notes)

Benchmark Treasury Price and Yield:	100-13; 4.531% (2012 Notes)
99-27; 4.644% (2017 Notes)
94-13+; 4.861% (2027 Notes)

ANNEX I - Page 1

Yield to Maturity:	5.081% (2012 Notes)
5.424% (2017 Notes)
5.891% (2027 Notes)

Interest Payment Dates:	April 5 and October 5 of each year, beginning on October 5, 2007

Interest Payment Record Dates:	April 1 and October 1 of each year

Redemption Provisions:	No mandatory redemption provisions.

Wal-Mart may, at its option, redeem the Notes upon the occurrence of certain events relating to U.S. taxation.

Sinking Fund Provisions:	None

Legal Format:	SEC Registered

Net Proceeds to Wal-Mart (after underwriting discounts and commissions and before offering expenses):	$496,480,000 (2012 Notes)
$991,760,000 (2017 Notes)
$742,035,000 (2027 Notes)

Settlement Date:	T + 5; April 5, 2007

Booking-Running Managers:	Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.

Selling Restrictions:	European Economic Area, United Kingdom, Hong Kong, Japan, Singapore

CUSIP:	931142 CF8 (2012 Notes)
931142 CG6 (2017 Notes)
931142 CH4 (2027 Notes)

ISIN:	US931142CF89 (2012 Notes)
US931142CG62 (2017 Notes)
US931142CH46 (2027 Notes)

Common Code:	029495467 (2012 Notes)
029495475 (2017 Notes)
029495505 (2027 Notes)

ANNEX I - Page 2

Ratings: Ratings for Wal-Mart’s long-term debt securities: S&P, AA; Moody’s, Aa2; Fitch, AA; and Dominion, AA. Wal-Mart has applied for specific ratings for the Notes and expects that the ratings for the Notes will be the same as for Wal-Mart’s other long-term debt securities.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The offer and sale of the Notes to which this final term sheet relates have been registered by Wal-Mart Stores, Inc. by means of a registration statement on Form S-3 (SEC File No. 333-130569).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll-free 1-800-503-4611, J.P. Morgan Securities Inc. collect 1-212-834-4533 or Lehman Brothers Inc. toll-free 1-888-603-5847.

ANNEX I - Page 3